Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

June 18, 2025

South Bow Corporation

707 5 Street SW, Suite 900

Calgary, Alberta, Canada

T2P 1V8

Dear Sirs/Mesdames:

Re:	South Bow Corporation (the “Corporation”)

We refer to the short form base shelf prospectus of the Corporation dated June 18, 2025 (the “Prospectus”) forming part of the Registration Statement on Form F-10 filed by the Corporation with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus under the headings “Enforceability of Civil Liabilities”, “Legal Matters”, “Interest of Experts” and “Documents Filed as Part of the Registration Statement” and to the references to our opinion under the heading “Enforceability of Civil Liabilities”.

In giving such consent, we do not acknowledge that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours truly,

(signed) “Blake, Cassels & Graydon LLP”

Blake, Cassels & Graydon LLP